EXHIBIT 10.2
WEBSIDESTORY, INC.
FORM OF STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT
UNDER THE 2006 EMPLOYMENT COMMENCEMENT EQUITY INCENTIVE AWARD PLAN
     WebSideStory, Inc. (the “Company”), pursuant to its 2006 Employment Commencement Equity Incentive Award Plan (the “Plan”), hereby grants to the Optionee listed below (“Optionee”), an option to purchase the number of shares of the Company’s Stock set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Plan and the attached Stock Option Agreement, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice and the attached Stock Option Agreement.

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price per Share:	$ per share

Total Number of Shares Granted:

Total Exercise Price:	$

Expiration Date:

Type of Option:                 ☑ Non-Qualified Stock Option
Vesting Schedule:            [To be specified in individual agreements]
     By his or her signature and the Company’s signature below, Optionee agrees to be bound by the terms and conditions of the Plan and the attached Stock Option Agreement. Optionee has reviewed the attached Stock Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this option and fully understands all provisions of this Stock Option Grant Notice, the attached Stock Option Agreement and the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the administrator of the Plan upon any questions arising under the Plan or this option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

WEBSIDESTORY, INC.:		OPTIONEE:

By:		By:

Print Name:		Print Name:

Title:

Address:	10182 Telesis Court, 6th Floor	Address:

San Diego, CA 92121

GRANT NOTICE PAGE 1

WEBSIDESTORY, INC.
2006 EMPLOYMENT COMMENCEMENT EQUITY INCENTIVE AWARD PLAN
STOCK OPTION AGREEMENT
     Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, WebSideStory, Inc. (the “Company”) has granted to the Optionee an option under the Company’s 2006 Employment Commencement Equity Incentive Award Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.
ARTICLE I
GRANT OF OPTION
     1.1 Grant of Option. In consideration of the Optionee’s agreement to enter into employment with the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement. The Optionee acknowledges that the grant of the Option is an essential inducement to the Optionee’s entering into employment with the Company or a Subsidiary. The Option shall be a Non-Qualified Stock Option.
     1.2 Exercise Price. The exercise price per share of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge.
     1.3 Consideration to the Company. In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to (a) continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee, if the Optionee is an Employee, or (b) continue to provide services to the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to terminate the services of Optionee, if the Optionee is a Consultant, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Optionee.
ARTICLE II
PERIOD OF EXERCISABILITY
     2.1 Commencement of Exercisability.
          (a) Subject to Sections 2.3 and 4.8, the Option shall become exercisable in such amounts and at such times as are set forth in the Grant Notice.
          (b) No portion of the Option which has not become exercisable at Termination of Service (as defined below) shall thereafter become exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and the Optionee.
     2.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 2.3.
STOCK OPTION AGREEMENT PAGE 1

     2.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
          (a) The expiration of seven years from the Grant Date; or
          (b) The expiration of ninety days following the date of the Optionee’s Termination of Service, unless such Termination of Service occurs by reason of the Optionee’s death or Disability; or
          (c) The expiration of one year following the date of the Optionee’s Termination of Service by reason of the Optionee’s death or Disability.
          (d) For purposes of this Agreement, “Termination of Service” means the time when the service relationship (whether as an Employee, member of the Board or a Consultant) between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or Disability; but excluding a termination where there is a simultaneous reemployment or continuing employment or consultancy of the Optionee by the Company or any Subsidiary or a “parent corporation” of the Company (within the meaning of Section 424 of the Code). The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service for the purposes of this Agreement, and all questions of whether particular leaves of absence for Optionees who are Employees of the Company or any of its Subsidiaries constitute Terminations of Service.
ARTICLE III
EXERCISE OF OPTION
     3.1 Person Eligible to Exercise. Except as provided in Sections 4.2(b) and 4.2(c), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by the Optionee’s beneficiary designated in accordance with Section 10.4 of the Plan. If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the person entitled to such exercise pursuant to the Optionee’s will or the laws of descent and distribution.
     3.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3.
     3.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3:
          (a) An exercise notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee. Such notice shall be substantially in the form attached as Exhibit A (or such other form as is prescribed by the Committee) (the “Exercise Notice”); and
    (b) (i) Full payment (in cash or by check) for the shares with respect to which the Option or portion thereof is exercised, to the extent permitted under applicable laws; or
          (ii) With the consent of the Committee, such payment may be made, in whole or in part, through the delivery of shares of Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
          (iii) To the extent permitted under applicable laws, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net
STOCK OPTION AGREEMENT PAGE 2

proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is made to the Company upon settlement of such sale; or
          (iv) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii); and
          (c) A bona fide written representation and agreement, in such form as is prescribed by the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Stock are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and
          (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option. With the consent of the Committee, (i) shares of Stock owned by the Optionee for at least six months duly endorsed for transfer or (ii) shares of Stock issuable to the Optionee upon exercise of the Option, having a Fair Market Value at the date of Option exercise equal to the statutory minimum sums required to be withheld, may be used to make all or part of such payment; and
          (e) In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
     3.4 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
          (a) The admission of such shares to listing on all stock exchanges on which such Stock is then listed; and
          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable; and
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
          (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and
STOCK OPTION AGREEMENT PAGE 3

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
     3.5 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder. Notwithstanding any other provision of the Plan or this Agreement, unless otherwise determined by the Committee or required by applicable law, rule or regulation, the Company shall not deliver to the Optionee certificates evidencing shares of Stock issued in connection with the exercise of this Option and instead such shares of Stock will be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
ARTICLE IV
OTHER PROVISIONS
     4.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
     4.2 Option Not Transferable.
          (a) Subject to Section 4.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until the Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
          (b) Notwithstanding any other provision in this Agreement, with the consent of the Committee, the Option may be transferred to, exercised by and paid to certain persons or entities related to the Optionee, including but not limited to members of the Optionee’s family, charitable institutes or trusts or other entities whose beneficiaries or beneficial owners are members of the Optionee’s family or to such other persons or entities as may be expressly approved by the Committee (each a “Permitted Transferee”), pursuant to such conditions and procedures as the Committee may require. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Optionee’s Termination of Service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
          (c) Unless transferred to a Permitted Transferee in accordance with Section 4.2(b), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Committee may require, a Permitted Transferee may exercise the Option or any portion thereof during the Optionee’s lifetime. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by the Optionee’s beneficiary designated in accordance with Section 10.4 of the Plan. If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the person entitled to such exercise pursuant to the Optionee’s will or the laws of descent and distribution.
STOCK OPTION AGREEMENT PAGE 4

     4.3 Restrictive Legends and Stop-Transfer Orders.
          (a) The share certificate or certificates evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.
          (b) The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     4.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.
     4.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature on the Grant Notice. By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s designated beneficiary if any, or the person otherwise entitled to exercise his or her Option pursuant to Section 3.1 by written notice under this Section 4.5. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited in a post office or branch post office regularly maintained by the United States Postal Service.
     4.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     4.7 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     4.8 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     4.9 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Optionee or such other person as may be permitted to exercise the Option pursuant to Section 3.1 and by a duly authorized representative of the Company.
     4.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.
STOCK OPTION AGREEMENT PAGE 5

EXHIBIT A
TO GRANT NOTICE AND STOCK OPTION AGREEMENT
FORM OF EXERCISE NOTICE
     Effective as of today,                     , ___, the undersigned (“Optionee”) hereby elects to exercise the Optionee’s option to purchase                      shares of the common stock (the “Shares”) of WebSideStory, Inc. (the “Company”) under and pursuant to the WebSideStory, Inc. 2006 Employment Commencement Equity Incentive Award Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated                     , ___(the “Option Agreement”). Capitalized terms not specifically defined herein shall have the meanings specified in the Option Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total Exercise Price:	$

Certificate to be issued in name of:

Cash Payment delivered herewith:	$ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)
Type of Option:                 ☑ Non-Qualified Stock Option
     1. Representations of Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Plan and the Option Agreement. The Optionee agrees to abide by and be bound by their terms and conditions.
     2. Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 11 of the Plan.
     3. Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.
     4. Binding Effect. The Optionee agrees that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement, to all of which the Optionee hereby expressly assents. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:

WEBSIDESTORY, INC.

Optionee
By:

Address:	Print Name:

Title:

EXERCISE NOTICE PAGE 1